EXHIBIT 99.1

          Eagle Rock Energy Partners, L.P. Announces Filing of Resale
                             Registration Statement

    HOUSTON--(BUSINESS WIRE)--Jan. 31, 2007--Eagle Rock Energy Partners, L.P. (Nasdaq:EROC) today announced the Partnership filed a registration statement with the Securities and Exchange Commission registering for resale common units held by certain pre-IPO private equity investors, as required by their registration rights agreement, dated March 27, 2006. The investors have a lock-up agreement on their common units for a period of 180 days after the IPO effective date, which expires on April 22, 2007.

    Eagle Rock Energy Partners, L.P. is a growth oriented company engaged in the business of gathering, compressing, treating, processing, transporting and selling natural gas and fractionating and transporting natural gas liquids.

    This news release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause the partnership's actual results to differ materially from those implied or expressed by the forward-looking statements.

    CONTACT: Eagle Rock Energy Partners, L.P., Houston
             Richard FitzGerald, 281-408-1203